Exhibit 99.1

Press Release

For Immediate Release

oti Reports Fourth Quarter and Full Year 2013 Financial Results

Rosh Pina, Israel – March 27, 2014 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global leader in cashless payment solutions based on contactless transactions and near-field communication (NFC), reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

Q4 2013 Operational Highlights

•
Divested SmartID division for $10 million in cash at closing, $7.5 million in future payments and $5 million in potential earn outs, allowing oti to refocus on its core business of providing cashless payment technology and solutions.

•
Formed a strategic agreement with Wayne, a GE business and an innovator of fuel dispensers and forecourt technologies, to supply oti's EasyFuel Plus Automatic Vehicle Identification components for the Wayne Fusion™ forecourt systems that will be sold globally.

•	oti’s line of Saturn NFC-enabled payment terminals and software was certified by ISIS, a mobile commerce joint venture between AT&T Mobility, T-Mobile USA, and Verizon Wireless.

•	MasterCard certified oti’s WAVE device, the industry’s first audio jack plug-in NFC payment solution and the only to receive certification from a major payment company.

•	Signed an agreement with ABnote to offer oti's WAVE device to enable NFC payment within ABnote's new mobile wallet offering.

•	Deployed payment system for a consortium of regional banks in Hong Kong, Taiwan and Macao through new channel partner, Tradelink Electronic Commerce.

•	Received purchase orders of more than $1 million for EasyFuel Plus from customers, including a major global supply chain provider.

•	Signed a $10 million minimum purchase contract to supply NFC readers to one of oti’s U.S. channel partners in the unattended retail market in North America.

Q4 2013 Financial Highlights

•
Revenues in the fourth quarter of 2013 increased 22% to $6.2 million from $5.1 million in the same year-ago period. The increase was mainly driven by a 60% increase in revenue in oti’s retail segment from NFC readers sold to the U.S. market.

•	Gross margin in the fourth quarter of 2013 was 49.5% compared to 49.2% in the fourth quarter of 2012.

•	Operating expenses in the fourth quarter of 2013 decreased 32% to $7.1 million from $10.4 million in the same year-ago period.

•
Net income attributable to shareholders in the fourth quarter of 2013 totaled $482,000 or $0.02 per share, a significant improvement from a net loss attributable to shareholders of $8.0 million or $(0.25) per share in the same period last year.

•
Adjusted EBITDA loss from continuing operations in the fourth quarter of 2013 totaled $2.9 million, an improvement from an adjusted EBITDA loss from continuing operations of $7.4 million in the fourth quarter of 2012 (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP term, below).

•
Cash and cash equivalents, and short-term investments at December 31, 2013 totaled $17.6 million, an improvement from $9.7 million at the end of the prior quarter. The increase was due to the $10 million upfront payment received from the sale of oti’s SmartID division.

Full Year 2013 Financial Highlights

•	Revenues in 2013 increased 20% to $19.9 million from $16.6 million in 2012. The improvement was primarily due to increased revenues from NFC readers sold to the U.S. and European markets.

•	Gross margin in 2013 was 54.0% compared to 56.0% in 2012.

•	Operating expenses in 2013 decreased 38% to $16.5 million from $26.6 million in 2012.

•
Net loss attributable to shareholders in 2013 totaled $3.0 million or $(0.09) per share, an improvement from a net loss attributable to shareholders of $17.4 million or $(0.54) per share in the same period last year.

•	Adjusted EBITDA loss from continuing operations in 2013 totaled $3.5 million, an improvement from an adjusted EBITDA loss from continuing operations of $15.4 million in 2012.

Management Commentary

“2013 marked a transformational year in the financial and operational development of oti,” said the company’s CEO Ofer Tziperman. “We made strong progress executing our new strategic plan of refocusing on our core business of cashless payment technology while reducing unnecessary costs.

“The 60% increase in our retail segment revenue was driven primarily by strong demand for our NFC readers in U.S. and European markets. Our improved operational efficiency and the divesture of non-core businesses helped decrease our total operating expenses in 2013. These trends also reveal our effective attention to both cost controls and operational scalability, as we increase our topline and diversify our revenue base within the cashless payments market.

“Our expectations for 2014 remain high as we build upon the momentum we’ve established, and we see a widening pipeline of opportunities ahead. As global demand for NFC-based technologies continues to build, we are well positioned with industry-leading solutions and a strengthening customer base. We believe these key factors and strong industry tailwinds will help us expand our market share, drive revenue and achieve sustainable profitability.”

Conference Call

OTI will hold a conference call today (March 27, 2014) at 10:30 a.m. Eastern time to discuss these results. The company's CEO Ofer Tziperman and CFO Shay Tomer will host the presentation, followed by a question and answer period.

To participate, please dial the appropriate number 5-10 minutes prior to the start time and ask for the On Track Innovations conference call. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

U.S. dial-in: 1-877-941-1427
International dial-in: 1-480-629-9664
Conference ID: 4672781

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website at www.otiglobal.com.

A replay of the call will be available after 1:30 p.m. Eastern time on the same day through April 27, 2014.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 4672781

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operation, or adjusted earnings from continuing operation before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest1, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
(In thousands, except share and per share data)

	Year ended December 31		Three months ended December 31
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(3,151)	$(17,562)	$370	$(8,126)

Net income from discontinued operations	(3,777)	(313)	(4,491)	(86)
Financial expenses, net	913	493	(83)	268
Depreciation	1,135	1,099	197	338
Taxes on income	203	67	205	75
Amortization expenses	894	99	826	27
TOTAL EBITDA FROM CONTINUING OPERATIONS	$(3,783)	$(16,117)	$(2,976)	$(7,504)

Stock based compensation	$307	$734	$88	$83
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(3,476)	$(15,383)	$(2,888)	$(7,421)

About OTI

On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which does not form a part of this press release.

1 “Financial expenses”

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release.  Forward-looking statements include statements regarding the successful implementation of our new strategic plan of refocusing on our core business of cashless payment technology, future reduction of operating expenses, demand of NFC solutions and future pipeline and growth opportunities in the U.S., Europe or elsewhere, future expansion of our market share, increase of future revenues  and/or achieving sustainable profitability in the future, if any. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, market acceptance of new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 20-F for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:

Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

ON TRACK INNOVATION LTD.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	December 31
	2013	2012
Assets

Current assets
Cash and cash equivalents	$14,962	$9,304
Short-term investments	2,601	8,712
Trade receivables (net of allowance for doubtful
accounts of $610 and $431 as of December 31, 2013
and December 31, 2012, respectively)	5,134	7,516
Other receivables and prepaid expenses	4,632	5,349
Short term restricted deposit for employees benefit	-	2,922
Inventories	3,477	7,049
Assets from discontinued operations - held for sale	3,919	-

Total current assets	34,725	40,852

Long term restricted deposit for employees benefit	623	1,099

Severance pay deposits	738	836

Property, plant and equipment, net	9,837	13,074

Deferred tax asset	173	-

Intangible assets, net	-	656

Goodwill	-	485

Total Assets	$46,096	$57,002

ON TRACK INNOVATION LTD.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	December 31
	2013	2012
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$3,842	$7,368
Trade payables	9,255	10,696
Accrued severance pay	-	3,539
Other current liabilities	6,299	10,971
Liabilities from discontinued operations - held for sale	2,956	-
Total current liabilities	22,352	32,574

Long-Term Liabilities
Long-term loans, net of current maturities	3,342	2,224
Accrued severance pay	1,706	2,032
Deferred tax liability	292	53
Total long-term liabilities	5,340	4,309

Total Liabilities	27,692	36,883

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of December 31, 2013 and
December 31, 2012; issued: 34,199,511 and 32,938,011
shares as of December 31, 2013 and December 31, 2012,
respectively; outstanding: 33,020,812 and 31,759,312 shares
as of December 31, 2013 and December 31, 2012, respectively	854	820
Additional paid-in capital	212,246	210,853
Treasury shares at cost - 1,178,699 shares as of December 31,
2013 and December 31, 2012.	(2,000)	(2,000)
Accumulated other comprehensive income	28	36
Accumulated deficit	(192,179)	(189,131)
Total Shareholder’s equity	18,949	20,578
Non-controlling interest	(545)	(459)

Total Equity	18,404	20,119

Total Liabilities and Equity	$46,096	$57,002

ON TRACK INNOVATION LTD.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Year ended December 31		Three months ended December 31
	2013	2012	2013	2012
Revenues
Sales	$15,067	$11,560	$4,807	$3,746
Licensing and transaction fees	4,801	5,044	1,426	1,372
Total revenues	19,868	16,604	6,233	5,118

Cost of revenues
Cost of sales	9,140	7,298	3,150	2,599
Cost of licensing and transaction fees	-	-	-	-
Total cost of revenues	9,140	7,298	3,150	2,599

Gross profit	10,728	9,306	3,083	2,519
Operating expenses
Research and development	4,868	5,678	1,367	1,330
Selling and marketing	7,914	11,822	2,544	5,293
General and administrative	6,945	9,022	2,119	3,738
Other operating income	(4,081)	-	226	-
Amortization of intangible assets	81	99	13	27
Impairment of goodwill and intangible assets	813	-	813	-

Total operating expenses	16,540	26,621	7,082	10,388

Operating loss from continuing operations	(5,812)	(17,315)	(3,999)	(7,869)
Financial income (expense) , net	(913)	(493)	83	(268)

Loss from continuing operations before taxes on income	(6,725)	(17,808)	(3,916)	(8,137)
Taxes on income	(203)	(67)	(205)	(75)

Net loss from continuing operations	(6,928)	(17,875)	(4,121)	(8,212)

Net capital gain from the divestures of the discontinued operations	5,974	-	5,974	-
Net income (loss) from discontinued operations	(2,197)	313	(1,483)	86
Total income from discontinued operations	3,777	313	4,491	86
Net income (loss)	(3,151)	(17,562)	370	(8,126)

Net loss attributable to noncontrolling interest	103	168	112	110
Net income (loss) attributable to shareholders	$(3,048)	$(17,394)	$482	$(8,016)

Basic and diluted net income (loss) attributable to
shareholders per ordinary share
From continuing operations	$(0.21)	$(0.56)	$(0.12)	$(0.25)
From discontinued operations	$0.12	$0.02	$0.14	$-
	$(0.09)	$(0.54)	$0.02	$(0.25)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per ordinary share	32,673,123	32,168,373	32,969,653	32,313,428

ON TRACK INNOVATION LTD.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Year ended December 31
	2013	2012
Cash flows from continuing operating activities
Net loss from continuing operations	$(6,928)	$(17,875)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued
to employees and others	307	734
Loss (gain) on sale of property and equipment	91	(295)
Amortization of intangible assets	81	99
Impairment of goodwill and intangible assets	813	-
Loss from sale of a subsidiary	231	-
Depreciation	1,135	1,099

Changes in operating assets and liabilities:
Accrued severance pay, net	(3,165)	1,132
Accrued interest and linkage differences	(166)	(232)
Deferred tax, net	112	(12)
Linkage differences on receivable from sale of operation	-	-
Decrease (increase) in trade receivables	(765)	4,089
Decrease (increase) in other receivables and prepaid expenses	1,332	(2,432)
Decrease (increase) in inventories	(11)	831
Increase (decrease) in trade payables	(181)	1,598
Increase (decrease) in other current liabilities	(3,472)	4,849
Net cash used in continuing operating activities	(10,586)	(6,415)

Cash flows from continuing investing activities

Acquisition of business operation	-	(100)
Purchase of property and equipment	(2,784)	(971)
Purchase of short term investments	(325)	(10,403)
Investment in restricted deposit for employees benefit	-	(3,891)
Proceeds from restricted deposit for employees benefit	3,390	-
Proceeds from maturity or sale of short term investments	6,549	17,712
Proceeds from sale of property and equipment	168	299
Net cash provided by (used in) continuing investing activities	6,998	2,646

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	(1,073)	1,822
Proceeds from long-term bank loans	3,184	390
Repayment of long-term bank loans	(1,316)	(2,193)
Proceeds from issuance of shares, net of issuance expenses	-	-
Payments to acquire treasury shares	-	-
Proceeds from exercise of options	968	12
Net cash provided by continuing financing activities	1,763	31
Cash flows from discontinued operations
Net cash (used in) provided by discontinued operating activities	(1,391)	1,768

Net cash provided by (used in) discontinued investing activities	9,858	(72)
Net cash used in discontinued financing activities	(985)	(1,427)
Total net cash provided by (used in) discontinued activities	7,482	269

Effect of exchange rate changes on cash and cash equivalents	1	256

Increase (decrease) in cash and cash equivalents	5,658	(3,213)
Cash and cash equivalents at the beginning of the year	9,304	12,517

Cash and cash equivalents at the end of the year	$14,962	$9,304